For Period ended 07/31/02                             Series 1, 2, 6, 7, 10, 11,
File Number 811-2429                                            13, 14, 15, & 19

Sub-Item 77Q3:
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Because the  electronic  format for filing Form N-SAR does not provide  adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:  Sumitomo Mitsui Banking Corporation
Foreign Country:  Japan
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:  Standard Bank of South Africa Limited
Foreign Country:  South Africa
Type of Custody:  Foreign Custodian Rule 17f-5